                                                                  Exhibit 5.01


                       Smith, Anderson, Blount, Dorsett,
                          Mitchell & Jernigan, L.L.P.
                        2500 First Union Capitol Center
                               Raleigh, NC 27601
                             Phone: (919) 821-1220
                              Fax: (919) 821-6800



                               November 18, 1997




Quintiles Transnational Corp.
4709 Creekstone Drive
Riverbirch Building, Suite 300
Durham, North Carolina  27703

Ladies and Gentlemen:

         As counsel for Quintiles Transnational Corp. (the "Company"), we furnish the following opinion in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration for the accounts of the holders named in the Registration Statement of (a) $36,730,000 principal amount of the Company's 4.25% Convertible Subordinated Notes Due May 31, 2000 (the "Notes") and (b) 443,867 shares (as such number may be adjusted from time to time for stock splits, stock dividends, subdivisions, combinations or upon the occurrence of such other events described in the Indenture) (the "Shares") of the Company's common stock, par value $.01 per share, that are issuable by the Company upon conversion of the Notes. The Notes have been issued pursuant to an Indenture entered into between the Company and Marine Midland Bank, as trustee (the "Indenture"). This opinion is furnished pursuant to the requirement of Item 601(b)(5) of Regulation S-K under the Act.

         We have examined the Amended and Restated Articles of Incorporation, as amended, and the Amended and Restated Bylaws of the Company, the Indenture, the Registration Statement, the minutes of meetings of the Company's Board of Directors, and such other corporate records of the Company and other documents

Quintiles Transnational Corp.
November 18, 1997
Page 2



and have made such examinations of law as we have deemed relevant for purposes of this opinion.

         Based on and subject to the foregoing and to the additional qualifications set forth below, it is our opinion that (a) the Notes that are being offered pursuant to the Registration Statement have been legally issued in accordance with the Indenture and, assuming due delivery against payment therefor when the Notes were issued, are binding obligations of the Company, and (b) the Shares, when issued by the Company in accordance with the Company's Amended and Restated Articles of Incorporation, as amended, and its Amended and Restated Bylaws, will be legally issued and, assuming due delivery against payment therefor when the Shares are issued upon the conversion of the Notes, will be fully paid and nonassessable

         We hereby consent to the reference to our firm in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement. Such consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

         This opinion is limited to the laws of the State of North Carolina and no opinion is expressed as to the laws of any other jurisdiction, including without limitation, with respect to the enforceability of the Indenture and the Notes under New York law.

         The opinion expressed herein does not extend to compliance with federal and state securities laws relating to the sale of the Notes or the Shares.

         Our opinion is as of the date hereof, and we do not undertake to advise you of matters which might come to our attention subsequent to the date hereof that may affect our legal opinion expressed herein.


                                Sincerely yours,


                                   /s/ SMITH, ANDERSON, BLOUNT, DORSETT,
                                             MITCHELL & JERNIGAN, L.L.P.